Schedules A and B – Management Agreement – CFST I

SCHEDULE A

As of October 1, 2015

Series	Effective Date
Active Portfolios Multi-Manager Growth Fund	August 1, 2015
Columbia Adaptive Alternatives Fund	October 1, 2015
Columbia Adaptive Risk Allocation Fund	October 1, 2015
Columbia Bond Fund	September 1, 2015
Columbia Corporate Income Fund	September 1, 2015
Columbia Diversified Absolute Return Fund	October 1, 2015
Columbia Dividend Income Fund	October 1, 2015
Columbia High Yield Municipal Fund	October 1, 2015
Columbia Intermediary Alternatives Fund	October 1, 2015
Columbia Intermediate Bond Fund	September 1, 2015
Columbia Multi-Asset Income Fund	September 1, 2015
Columbia Pacific/Asia Fund	August 1, 2015
Columbia Select Large Cap Growth Fund	August 1, 2015
Columbia Small Cap Value Fund I	September 1, 2015
Columbia U.S. Treasury Index Fund	September 1, 2015
Columbia Value and Restructuring Fund	July 1, 2015

Schedules A and B – Management Agreement – CFST I

SCHEDULE B

Fee Schedule

As of October 1, 2015

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Active Portfolios Multi-Manager Growth Fund	August 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.770 0.720 0.670 0.620 0.600 0.580 0.570	% % % % % % %

Columbia Adaptive Alternatives Fund*	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	1.330 1.325 1.320 1.310 1.300	% % % % %

Columbia Adaptive Risk Allocation Fund	October 1, 2015

Category 1

Assets invested in affiliated mutual funds, exchange-traded funds and closed-end funds that pay an investment management services fee to the Investment Manager.

$0 - $500

>$500 - $1,000

>$1,000 - $3,000

>$3,000 - $12,000

>$12,000

			0.060 0.055 0.050 0.040 0.030	% % % % %

		Category 2 Assets invested in exchange-traded funds and mutual funds that are not managed by the Investment Manager or its affiliates. $0 - $500 $500 - $1,000 $1,000 - $3,000 $3,000 - $12,000 >$12,000	0.160 0.155 0.150 0.140 0.130	% % % % %

Category 3 Securities, instruments and other assets not described above, including without limitation affiliated mutual

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”

funds, exchange-traded funds and closed-end funds that do not pay an investment management services fee to the Investment Manager, third party closed-end funds, derivatives and individual securities.

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.760 0.745 0.730 0.720 0.690 0.665 0.630	% % % % % % %

Columbia Bond Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Columbia Corporate Income Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 v$24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Columbia Diversified Absolute Return Fund*	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	1.180 1.130 1.100 1.070 1.040 1.030	% % % % % %

Columbia Dividend Income Fund	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.720 0.670 0.620 0.570 0.550 0.530 0.520	% % % % % % %

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Columbia High Yield Municipal Fund	October 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $10,000 >$10,000 - $12,000 >$12,000 - $15,000 >$15,000 - $24,000 >$24,000 - $50,000 >$50,000	0.540 0.535 0.505 0.480 0.445 0.420 0.410 0.400 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Columbia Intermediary Alternatives Fund	October 1, 2015	All	0.00%

Columbia Intermediate Bond Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $2,000 >$2,000 - $3,000 >$3,000 - $6,000 >$6,000 - $7,500 >$7,500 - $9,000 >$9,000 - $12,000 >$12,000 - $20,000 >$20,000 - $24,000 >$24,000 - $50,000 >$50,000	0.500 0.495 0.480 0.460 0.450 0.430 0.415 0.410 0.390 0.380 0.360 0.340	% % % % % % % % % % % %

Columbia Multi-Asset Income Fund	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.660 0.625 0.610 0.600 0.570 0.545 0.510	% % % % % % %

Columbia Pacific/Asia Fund	August 1, 2015	$0 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000	0.950 0.870 0.820 0.770 0.720	% % % % %

Columbia Select Large Cap Growth Fund	August 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.770 0.720 0.670 0.620 0.600 0.580 0.570	% % % % % % %

Columbia Small Cap Value Fund I	September 1, 2015	$0 - $500 >$500 - $1,000 >$1,000 - $3,000 >$3,000 - $12,000 >$12,000	0.870 0.820 0.770 0.760 0.750	% % % % %

Columbia U.S. Treasury Index Fund(1)	September 1, 2015	ALL	0.400%

Columbia Value and Restructuring Fund	July 1, 2015	$0 - $500	0.750%

Schedules A and B – Management Agreement – CFST I

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
		>$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.740 0.670 0.620 0.600 0.580 0.570	% % % % % %

*	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any management fees paid to the Investment Manager by any Subsidiaries under separate management agreements with the Subsidiaries.
(1)	The Investment Manager has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Investment Manager or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including but not limited to, litigation expenses.

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Schedules A and B – Management Agreement – CFST I

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of September 28, 2015.

COLUMBIA FUNDS SERIES TRUST I

By:	/s/ Christopher O. Petersen
Name: Christopher O. Petersen
Title: President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name: Amy K. Johnson
Title: Managing Director and Chief Operating Officer